Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of Pluri Inc., or the Company, for the period ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, Liat Zalts, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 10, 2026

/s/ Liat Zalts
Liat Zalts
Chief Financial Officer
(Principal Financial and Accounting Officer)